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                                                                   Exhibit 10.15


SUMMARY OF LOANS BY ATX TELECOMMUNICATIONS SERVICES, INC. TO THOMAS GRAVINA AND DEBRA BURUCHIAN

      During 1999 and 2000, the predecessors of ATX Telecommunications Services, Inc., two limited partnerships, made loans to Thomas Gravina, the current Co-President and a stockholder of ATX Telecommunications Services, Inc., and Debra Buruchian, the other current Co-President and also a stockholder of ATX Telecommunications Services, Inc., in the aggregate principle amounts of $2,132,842.32 each. These loans have been satisfied.